Exhibit 99.3

CHARTER OF THE NOMINATING & CORPORATE
GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS OF
RILEY EXPLORATION PERMIAN, INC.

Adopted as of February 26, 2021

The Board of Directors (the “Board”) of Riley Exploration Permian, Inc. (the “Company”) has established the Nominating & Corporate Governance Committee of the Board (the “Committee”) with authority, responsibility and specific duties as described in this Nominating & Governance Committee Charter (this “Charter”).

I.	Purposes

The purposes of the Committee are to:

A.	Advise the Board and make recommendations regarding appropriate corporate governance practices and assist the Board in implementing those practices;

B.
Assist the Board by identifying individuals qualified to become members of the Board, consistent with the criteria approved of by the Board, and recommending director nominees to the Board for election at the annual meetings of stockholders or for appointment to fill vacancies on the Board;

C.	Advise the Board about the appropriate composition of the Board and its committees;

D.	Lead the Board in the annual performance evaluation of the Board and its committees, and of management;

E.	Direct all matters relating to the succession of the Company’s Chief Executive Officer (“CEO”); and

F.	Perform such other functions as the Board may assign to the Committee from time to time.

II.	Membership

Unless otherwise allowed by the applicable rules of the NYSE American, the Committee must consist of not less than three members of the Board. Each member of the Committee must be “independent” as defined by the listing requirements of the NYSE American. Notwithstanding the foregoing membership requirements, no action of the Committee will be invalid by reason of any such requirement not being met at the time such action is taken.

The members of the Committee and its Chairman will be selected by the Board and will serve at the pleasure of the Board. Any vacancy on the Committee will be filled by, and any member of the Committee may be removed with or without cause by, an affirmative vote of a majority of the Board. If a Chairman is not designated by the Board or present at a meeting, the Committee may designate a Chairman by majority vote of the Committee members then in office.

III.	Authority and Responsibilities

The Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Committee. Without limiting the generality of the preceding statements, the Committee has the authority, and is entrusted with the responsibility, to take the following actions:

A.	Authority

The Committee has the authority to:

1.
Conduct or authorize investigations into any matter within the scope of the responsibilities delegated to the Committee as it deems appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.

2.
Retain and determine funding for independent legal counsel and other experts and advisors, including the sole authority to retain, approve the fees payable to, amend the engagement with, and terminate any search firm to assist the Committee in identifying director candidates, as it deems necessary or appropriate to fulfill its responsibilities. The Committee may also utilize the services of the Company’s regular outside legal counsel or other advisors to the Company. The Company must provide for appropriate funding, as determined by the Committee, for payment of (a) compensation to any advisors employed by the Committee; and (b) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

3.
Delegate to its Chairman, any one of its members or any subcommittee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances. However, subcommittees do not have the authority to engage independent legal counsel and other experts and advisors unless expressly granted such authority by the Committee. Each subcommittee will keep minutes and regularly report to the Committee.

B.	Responsibilities

The Committee has the following responsibilities:

Corporate Governance

1.
The Committee will prepare and recommend to the Board for adoption appropriate corporate governance guidelines and consider any other corporate governance issues that arise from time to time and develop appropriate recommendations for the Board.

2.
As often as it deems necessary and appropriate, the Committee will review and reassess the adequacy of the Company’s corporate governance guidelines and recommend any proposed changes to the Board for approval.

3.
The Committee will review management’s monitoring of the Company’s compliance programs and Corporate Code of Business Conduct and Ethics, including a report of violations and waivers of the Corporate Code of Business Conduct and Ethics.

4.	The Committee will periodically assess the need for changes to the Company’s stock ownership guidelines and recommend any proposed changes to the Board for approval.

Director Nominations

Except where the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Committee will perform the following actions:

5.
Identify individuals qualified to become members of the Board, consistent with the criteria approved by the Board, and recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders, and the persons to be elected by the Board to fill any vacancies on the Board.

6.	Prior to recommending to the Board that an existing director be nominated for election as a director at the annual meeting of stockholders, the Committee will consider and review the director’s:

•	past Board and committee meeting attendance and performance;
•	length of Board service;
•	personal and professional integrity, including commitment to the Company’s core values;
•	relevant experience, skills, qualifications and contributions that the existing director brings to the Board; and
•	independence under applicable standards.

7.
In the event that a vacancy on the Board arises, the Committee will seek and identify a qualified director nominee to be recommended to the Board for either appointment by the Board to serve the remainder of the term of the director position that is vacant or election at the next annual meeting of stockholders. To identify such a nominee, the Committee should solicit recommendations from existing directors and senior management. These recommendations should be considered by the Committee along with any recommendations that have been received from stockholders as discussed below. The Committee may, in its discretion, retain a search firm to provide additional candidates. Prior to recommending to the Board that a person be elected to fill a vacancy on the Board, the Committee will consider and review the candidate’s:

•	relevant skills, qualifications and experience;
•	independence under applicable standards;
•	business judgment;
•	service on boards of directors of other companies;
•	personal and professional integrity, including commitment to the Company’s core values;
•	openness and ability to work as part of a team;
•	willingness to commit the required time to serve as a Board member; and
•	familiarity with the Company and its industry.

8.
The Committee will treat recommendations for directors that are received from the Company’s stockholders equally with recommendations received from any other source; provided, however, that in order for such stockholder recommendations to be considered, the recommendations must comply with the procedures outlined in the Company’s proxy statement for its annual meeting of stockholders.

9.	At least annually, the Committee will review the criteria for the nomination of director candidates and approve changes to the criteria, as appropriate.

Director Independence

Each year, the Committee will:

10.
Review the relationships between the Company and each director and report the results of its review to the Board, which will then determine which directors satisfy the applicable independence standards; and

11.
Determine whether or not each director serving on a Board committee is independent, disinterested, a non-employee director or an outside director under the standards applicable to the committees on which such director is serving or may serve and report the results of its review to the Board, which will then determine which directors, if any, qualify as independent, disinterested, non-employee or outside directors under applicable standards.

Board and Committee Structure

Each year, the Committee will:

12.	Review the advisability or need for any changes in the number and composition of the Board;

13.	Review the advisability or need for any changes in the Board’s committee structure; and

14.
Recommend to the Board the composition of each Board committee and the individual director to serve as Chairman of each committee, endeavoring to cause one member of the Audit Committee to satisfy the attributes of an “audit committee financial expert” as set forth in Item 407(d)(5) of Regulation S-K promulgated by the Securities and Exchange Commission.

Committee, Board and Management Performance Evaluations

Each year, the Committee will:

15.
Request that the Chairman of each committee, including this Committee, report to the full Board about the committee’s annual evaluation of its performance and evaluation of its committee’s charter following the end of each fiscal year; and

16.	Receive comments from all directors and report to the full Board with an assessment of the performance of the Board, the Board’s committees and management following the end of each fiscal year.

Succession Planning

Each year, the Committee will:

17.
Meet on succession planning, whereby the Committee will identify, and periodically update, the qualities and characteristics necessary for an effective CEO and monitor and review the development and progression of potential candidates against these standards; and

18.	Consult with the CEO on senior management succession planning.

Other Powers and Responsibilities

Each year, the Committee will:

19.
Develop and evaluate an orientation program for new directors and a continuing education program for current directors, and present a report to the Board and make appropriate recommendations for final Board action regarding this program;

20.	Make a recommendation to the Board concerning the selection and designation of a “Lead Director” to preside over the meetings of the non- management directors in executive session;

21.	Review the Board’s policy regarding the structure of the offices of Chairman of the Board and CEO; and

22.	Review and recommend to the Board proposed changes to the Company’s Certificate of Incorporation and Bylaws.

IV.	Procedures

A.
Meetings. The Committee will meet at the call of its Chairman, two or more members of the Committee or the Chairman of the Board. The Committee will meet as frequently as circumstances dictate.  Meetings of the Committee may be in person, by conference call or by unanimous written consent, in accordance with the Company’s Bylaws. Meetings of the Committee will be held at such time and place, and upon such notice, as its Chairman may from time to time determine. The Committee will keep such records of its meetings as it deems appropriate.

Meetings may, at the discretion of the Committee, include other directors, members of the Company’s management, independent advisors and consultants or any other persons whose presence the Committee believes to be necessary or appropriate. Those in attendance may observe meetings of the Committee, but may not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event are not entitled to vote. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any director that is not a member of the Committee.

B.
Quorum and Approval. A majority of the Committee’s members will constitute a quorum. The Committee will act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. The Committee may also act by unanimous written consent in lieu of a meeting.

C.
Rules. The Committee may determine additional rules and procedures, including designation of a Chair pro tempore in the absence of its Chairman and designation of a secretary of the Committee at any meeting thereof.

D.
Reports. The Committee will maintain minutes of its meetings and make regular oral or written reports to the Board, directly or through its Chairman, of its actions and any recommendations to the Board.

E.	Review of Charter. Each year, the Committee will review the need for changes in this Charter and recommend any proposed changes to the Board for approval.

F.	Performance Review. Each year, the Committee will review and evaluate its own performance and will submit itself to a review and evaluation by the Board.

G.
Fees; Reimbursement of Expenses. Each member of the Committee, as well as the Chairman, will be paid the fee set by the Board for his or her services as a member, or Chairman, as the case may be, of the Committee. Subject to the Company’s Corporate Governance Guidelines and other policies, Committee members, including the Chairman, will be reimbursed by the Company for all reasonable expenses incurred in connection with their duties as Committee members.

V.	Posting Requirement

The Company will make this Charter available on or through the Company’s website as required by applicable rules and regulations. In addition, the Company will disclose in its  proxy statement for its annual meeting of stockholders or in its Annual Report on Form 10-K, as applicable, that a copy of this Charter is available on the Company’s website and provide the website address.

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While the Committee members have the duties and responsibilities set forth in this Charter, nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of the Committee members, except to the extent otherwise provided under applicable federal or state law. Further, nothing in this Charter is intended to preclude or impair the protection provided in Section 141(e) of the Delaware General Corporation Law for good faith reliance by Committee members on reports or other information provided by others.